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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August 9, 1996


                               Ansoft Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     0-27874                  72-1001909
- ---------------------------          -----------          --------------------
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)         Identification Number)


Four Station Square, Suite 660, Pittsburgh, PA                      15219
  (Address of principal executive offices)                       (ZIP Code)


       Registrant's telephone number, including area code: (412) 261-3200

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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On July 25, 1996, the registrant acquired the assets of the MacNeal-Schwendler Corporation's Electronics Business Unit including certain customer contracts, employment arrangements, equipment, distributor/reseller agreements and software programs for $5.6 million dollars in cash and the assumption of certain liabilities under the above-mentioned customer contracts. The registrant intends to continue to use the equipment purchased from the MacNeal-Schwendler corporation for its electronic design automation software business. The registrant determined that the consideration paid for the Electronics Business Unit represented the fair market value of the business by considering the historical revenues of the Electronics Business Unit and the fair market value of the net tangible assets purchased. The cash consideration provided by the registrant in the transaction represented a portion of the net proceeds of the registrant's recently completed initial public offering.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  At the time of filing of this Current Report on Form 8-K, it is impracticable to provide the required financial statements for the Electronics Business Unit. The registrant will file such financial statements within 60 days after the date of this Current Report on Form 8-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              ANSOFT CORPORATION


                                              By: /s/ NICHOLAS CSENDES
                                                  -----------------------
                                                  Nicholas Csendes
                                                  President


Dated:  August 9, 1996


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                                 EXHIBIT INDEX

    Exhibit No.                  Description                        Reference
    -----------                  -----------                        ---------
        99             Press Release dated July 25, 1996         Filed herewith.

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